One Atlantic Center       Bank of America Plaza     90 Park Avenue
 1201 West Peachtree Street101 South Tryon Street,   New York, NY 10016
 Atlanta, GA 30309-3424    Suite 4000                212-210-9400
 404-881-7000              Charlotte, NC 28280-4000  Fax: 212-210-9444
 Fax: 404-881-7777         704-444-1000
                           Fax: 704-444-1111

3201 Beechleaf Court,
Suite 600
Raleigh, NC 27604-1062
919-862-2200
Fax: 919-862-2260
                                                                    Exhibit 5.1
                                    ALSTON&BIRD LLP
                         3201 Beechleaf Court, Suite 600
                             Raleigh, NC 27604-1062

                                  919-862-2200
                                Fax: 919-862-2260
                                 www.alston.com

Robert H. Bergdolt     Direct Dial:  919-862-2216   E-Mail: Rbergdolt@alston.com


                                  March 8, 2004

BNP Residential Properties, Inc.
301 South College Street, Suit e3850
Charlotte, NC   28202-6302

         Re: Legality of shares covered by Registration Statement on Form S-3 (File No. 333-______) the "Registration Statement")

Dear Ladies and Gentlemen:

         We are acting as counsel for BNP Residential Properties, Inc., a Maryland corporation (the "Company"), in connection with the preparation and filing of the Registration Statement, which covers the registration of the resale of 2,084,609 shares of the Company's common stock that may be offered and sold from time to time by certain of the Company's stockholders and the registration of $60,000,000 of common stock, preferred stock, and depositary shares that the Company may sell from time to time (cumulatively the "Shares").

         We have reviewed such documents and considered such matters of law and fact as we, in our professional judgment, have deemed appropriate to render the opinion contained herein. We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Shares and for the purpose of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. As to various questions of fact material to our opinions, we have relied upon certificates of, or communications with, officers of the Company.

         In our examination of the relevant documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

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March 8, 2004
Page 2


         This opinion letter is based as to matters of law solely on the Maryland General Corporation Law and applicable state constitution and reported judicial decisions interpreting these laws. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

         Based upon and subject to the foregoing and the further limitations and qualifications hereinafter expressed, it is our opinion that (1) with respect to the Shares that have not been issued, the Company has the authority pursuant to its charter to issue the Shares, and the Shares will be duly authorized, validly issued, fully paid and non-assessable upon the adoption by the board of directors of a resolution in form and content required by Maryland law and the receipt of the consideration for the Shares specified in such resolution and (2) with respect to the Shares issued and outstanding as of the date hereof, the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the references therein to us and this opinion under the heading "Legal Opinions." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

         Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

                                  Very truly yours,

                                  ALSTON & BIRD LLP



                                  By:      /s/ Robert H. Bergdolt
                                       -----------------------------------
                                       Robert H. Bergdolt, Partner


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